EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST Corporation Provides COVID-19 Related Business Update

● Company Deemed Critical and Essential Business Operations;
● Closed on $7.5 Million Working Capital Line of Credit;
● Approved for $2.8 Million in Paycheck Protection Program Loans

MANSFIELD, MA, April 22, 2020 - inTEST Corporation (NYSE American: INTT), a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications, today shared updates to its operations in response to the evolving challenges and government directives related to the Coronavirus (“COVID-19”) pandemic.

Business Operations

inTEST Corporation’s corporate offices and business units (inTEST EMS, inTEST Thermal Solutions, and Ambrell) are operational and have been deemed ‘critical and essential business operations’ under the various governmental COVID-19 mandates. The Company is taking all precautions to ensure the safety of its employees, customers, and business partners, while continuing to provide worldwide sales, service and support.

Line of Credit/ Paycheck Protection Program

On April 10, 2020, inTEST closed on a $7.5 million working capital line of credit (“line” or “LOC”) with M&T Bank. This line was put in place to provide the Company with additional working capital financing capability in response to the current business environment, as a result of the COVID-19 pandemic. Hugh T. Regan, Jr., inTEST’s CFO, commented, “The line will supplement our liquidity position, and thus we believe we will have the necessary liquidity to manage our operations on top of our existing cash balances, which were $7.3 million at March 31, 2020.” The LOC is secured by the Company’s assets and has a favorable interest rate on borrowing at 30 LIBOR plus 2.5%. The borrowers are inTEST Corporation and its domestic subsidiaries.

In addition to the working capital line, inTEST has been approved for Paycheck Protection Program (“PPP”) loans under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) totaling $2.8 million to support employee retention during the pandemic.

Mr. Regan added, “We anticipate that our new working capital line along with the PPP loans will ensure that we can support our business operations and customers as we navigate the nation’s recovery. Our teams are evaluating all new information to ensure we are positioned to make the best decisions for our employees and our business.”

Safety

inTEST has implemented workplace safeguards to protect and ensure the health and well-being of its employees. A significant number of employees have been authorized to work from home and have been provided all the tools and technology necessary to serve inTEST’s customers and investors. Remaining employees in the factories are following WHO and CDC-recommended practices, as well as state and local directives. The Company has been highly proactive in providing factory workers with separated workstations and sufficient supplies of sanitizers, placing educational materials throughout the plants and facilities, promoting personal hygiene guidelines for social distancing, and implementing other measures for the safety and health of employees.

James Pelrin, inTEST’s President and CEO, commented, “During these unprecedented times, inTEST is focused and aligned on three top priorities: (i) first and foremost, ensuring the safety and well-being of our employees and their families , (ii) maintaining business operations with all applicable safety practices to protect our employees while supporting the critical needs of our customers, and (iii) identifying and enacting expense reductions to adjust our cost structure to address market conditions.”

Mr. Pelrin added, “Each of inTEST’s operations have been deemed ‘essential’ because the products we manufacture play a critical role in helping the nation both withstand the COVID-19 virus and rebuild our economy in the coming months. Our products are being manufactured daily, our standard lead times are intact, and our team is prepared to provide the responsive assistance our customers require, including an ample supply of spare parts ready for immediate shipment. We are prepared to help develop any new applications our customers require.”

Forward Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” or “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In addition to the factors mentioned in this press release, such risks and uncertainties include, but are not limited to, the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations, including as a result of evolving public health requirements in response to the pandemic such as government mandated facility closures, availability of employees, supply chain and distribution constraints, customers’ inability or refusal to accept product deliveries and the sufficiency of the LOC and the PPP loans to address the impact of the pandemic; indications of a change in the market cycles in the Semi Market or other markets we serve including as a result of the COVID-19 pandemic; changes in business conditions and general economic conditions both domestically and globally as a result of the COVID-19 pandemic; changes in the demand for semiconductors, generally and as a result of the COVID-19 pandemic; the success of our strategy to diversify our business by entering markets outside the Semi Market; [the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; the ability to borrow funds or raise capital to finance major potential acquisitions; changes in the rates of, and timing of, capital expenditures by our customers including as a result of the COVID-19 pandemic; progress of product development programs; increases in raw material and fabrication costs associated with our products including as a result of the COVID-19 pandemic; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our periodic reports on Form 10-K and Form 10-Q. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

About inTEST Corporation

inTEST Corporation is a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy uses these strengths to grow and increase shareholder value by maximizing our businesses and by identifying, acquiring and optimizing complementary businesses. For more information visit www.intest.com.

Contacts

inTEST Corporation	Investors:
Hugh T. Regan, Jr.	Laura Guerrant-Oiye, Principal
Treasurer and Chief Financial Officer	Guerrant Associates
Tel: 856-505-8999	laura@ga-ir.com
Tel: (808) 960-2642

####